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                                                                   Exhibit 10.4

                          AUGUST TECHNOLOGY CORPORATION

                            INTERNATIONAL DISTRIBUTOR
                                    AGREEMENT

This Agreement is made as of the 23rd day of September, 1996, between AUGUST TECHNOLOGY CORPORATION, a Minnesota (USA) corporation with a principal place of business at 5237 Edina Industrial Blvd., Edina, Minnesota 55439, USA, and QUASYS AG, an entity organized and existing under the laws of Switzerland, having its principal place of business at Alte Steinhauserstrasse 21, P.O. Box, CH-6330 Cham, Switzerland.

In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

The following are the terms and conditions under which August Technology sells and licenses its image capture technology, vision system controlled manufacturing tools, licensed software programs, and related spare parts specified in Exhibit-A (hereinafter jointly referred to as "Product" or " Products"). Quasys wishes to purchase all or selected Products for resale and commits to actively provide its customers the necessary service and support to successfully market and maintain the Products.

1.       DEFINITIONS

         The terms listed below will have the following meaning, unless the context clearly indicates otherwise:

         1.1 "AGREEMENT" will mean this International Distributor Agreement and all Exhibits.

         1.2 "COMPETITIVE PRODUCTS" will mean image capture technology, vision system controlled manufacturing tools, licensed software programs, and related spare parts, of substantially the same functionality as August Technology's Products.

         1.3 "PRICE LIST" will mean the published prices that August Technology shall issue from time to time.

         1.4      "TERRITORY" will mean the countries specified in Exhibit-D.

2.       APPOINTMENT AS DISTRIBUTOR

         August Technology hereby appoints Quasys as an authorized, independent, exclusive Distributor for the Products, for the purpose of reselling and servicing the Products directly to its customers in the Territory (except to those customers listed in Exhibit-C, which are consider exclusive August Technology accounts). Quasys agrees that it will re-sell Products directly, without the use of any dealers, sub-agents, and the like, unless agreed to in writing by August Technology.


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3.       TERM OF AGREEMENT

         This Agreement will begin on the date an authorized officer of August Technology executes the Agreement and will continue in full force and effect until terminated as provided in this Agreement.

4.       TERRITORY

         Quasys will have the exclusive right to actively market, sell, and promote the Products in the Territory (see Exhibit-D).

5.       RESTRICTIONS

         5.1 Quasys agrees not to make any sale, transfer, exchange, or other conveyance of any Products whatsoever to any person that Quasys knows, or has reason to know, is purchasing such Products for the purpose of resale without first notifying August Technology for written approval.

         5.2 Quasys will have no rights to the Products, any software included in the Products, or any improvements in the Products. Quasys agrees not to copy, manufacture, re-manufacture, or otherwise modify any Products without the written consent from August Technology (signed by an officer of the company). If Quasys is permitted to modify Products to conform to customer requests or specifications, such modifications must not degrade the original August Technology operating specifications or impede the reliability of the Products. Any modifications performed in violation of this Section 5.2 will void all warranties.

         5.3 Quasys agrees not to promote, market, or sell any Competitive Products or services, directly or indirectly, within the Territory. Quasys agrees not to establish a branch office or other entity or association with plans to distribute Products outside the Territory, or to appoint any sub-distributor outside the Territory.

6.       PRICE, PAYMENT, TAXES, DUTY & COMMISSION

         6.1 Prices for the Products purchased under this Agreement will be as specified in Exhibit-B. August Technology will have the right at any time to change its prices and must provide Quasys with a sixty (60) day advance written notice of any pricing changes. Price changes will not apply to unfilled purchase orders that have been accepted by August Technology prior to the effective date of the price change.

         6.2 Payment will be made by the wire transfer of funds in U.S. Dollars from Quasys to August Technology's bank account in the United States.

         6.3 Product prices are to be stated in U.S. Dollars and are Ex-works (as defined by Incoterms 1990) exclusive of all sales, use, and like taxes. Quasys agrees to pay


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                  all freight, storage fees, bank transfer fees, and all taxes and duties associated with the sale of Products purchased under this Agreement.

         6.4 All risk of loss to Products will pass to Quasys upon surrender by August Technology to the carrier at the point of shipment (Edina, Minnesota, USA). Quasys agrees to make all arrangements for export, select the carrier, and insure Products against loss, damage, their or destruction upon surrender to the carrier at August Technology's facility.

         6.5 Both Quasys and August Technology agree that a customer order has three primary components: (1) project/equipment specification, (2) purchasing/negotiations, and (3) training, installation, and follow on service support. The Distributor's purchasing discount from the August Technology published list price will be effected by these primary components (see Table-1).

TABLE-1: Equipment Discount Schedule

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
         ORDER               LOCATION WHERE          LOCATION WHERE         LOCATION WHERE          %OF STANDARD
      POSSIBILITY           PROJECT SPECIFIED         P.O. ISSUED          EQUIP. INSTALLED        EQUIP. DISCOUNT
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           1                    Territory              Territory               Territory                 100%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           2                    Territory              Territory           Not in Territory               66 1/3%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           3                     Not in                Territory               Territory                  66 1/3%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           4                    Territory           Not in Territory           Territory                  66 1/3%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           5                    Territory           Not in Territory       Not in Territory               33 1/3%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           6                Not in Territory           Territory           Not in Territory               33 1/3
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           7                Not in Territory        Not in Territory           Territory                  33 1/3%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           8                Not in Territory        Not in Territory       Not in Territory                0%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

7.       PURCHASE ORDERS, SHIPMENTS, CANCELLATIONS & CHANGES

         7.1 In order to receive Products, Quasys agrees to deliver to August Technology a hard copy purchase order. All Quasys purchase orders are subject to acceptance at August Technology. All purchase orders issued by Quasys will included in the following information:

                  (a) Final customer's name (end-user), location, and official purchase order (P.O.) number
                  (b)      Quasys purchase order number
                  (c)      "Ship To" location (generally Quasys address)
                  (d) "Bill To" location (generally Quasys address) and accounts payable contact person
                  (e) Method of shipment, including contact person and telephone number
                  (f)      Quantity and description of each item being purchased
                  (g)      Details of any options purchased
                  (h)      Pricing
                  (i)      Requested ship date(s)
                  (j)      Power requirements


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                  (k)      Environmental requirements - if any (such as
                           cleanroom specifications)
                  (l)      Any other special requirements

                  August Technology reserves the right to reject any order which does not conform with the provisions of this Agreement. All orders accepted for delivery will be governed exclusively by the terms and conditions of this Agreement and its incorporated Exhibits. Unless August Technology expressly agrees in writing, no additional or different terms and conditions appearing on the face or reverse side of any order issued by Quasys will become part of such order. Acknowledgment of a Quasys purchase order by August Technology will not constitute acceptance of any additional or different terms and conditions.

         7.2 No purchase order will be binding on August Technology until accepted by August Technology in writing. August Technology agrees to use its reasonable best efforts to accept or reject a purchase order, and will notify Quasys within three (3) working days from receipt of order.

         7.3 In no event will August Technology accept purchase orders from any Person other than Quasys. All purchase orders must originate from Quasys.

         7.4 Quasys may cancel a shipment or request a change in a scheduled shipment date at no charge up to ninety (90) days prior to shipment. In the event Quasys cancels or requests a schedule change WITHIN ninety (90) days prior to shipment, a portion of the purchase order amount (price) will be charged as provided below. No cancellation or changes in a scheduled shipment may be made within fifteen (15) days of shipment.

                  7.4.1    Rescheduling (Later Delivery)

                           Quasys may reschedule shipment of Products for a later date by up to sixty (60) days, on a one-time basis per purchase order, without cost or liability. Rescheduling of shipments can not occur within fifteen (15) days of the original shipment date on the purchase order. Quasys agrees to immediately provide August Technology with a written notice of any rescheduling.

                  7.4.2    Rescheduling (Earlier Delivery)

                           Quasys may request early delivery without cost at any time, and August Technology agrees to use its best efforts to comply with this request.

                  7.4.3    Cancellation

                           All cancellation notices are considered official once August Technology receives written notification from Quasys. Quasys has the right to cancel any purchase order, subject to the following:


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                           (a)      No cancellation is possible within fifteen
                                    (15) days of the shipment date on the
                                    purchase order.

                           (b) The following charges will apply to Quasys for order cancellation:

                                    -        If cancellation occurs during the
                                             LAST 1/3 of the quoted delivery
                                             schedule, the charge will be 25% of
                                             the total purchase order amount
                                             except as stated in note "(a)"
                                             above, which states that no
                                             cancellation is possible within
                                             fifteen (15) days of the shipment
                                             date.

                                    -        If cancellation occurs during the
                                             MIDDLE 1/3 of the quoted delivery
                                             schedule, the charge will be 17.5%
                                             of the total purchase order amount.

                                    -        If cancellation occurs during the
                                             FIRST 1/3 of the quoted delivery
                                             schedule the charge will be 10% of
                                             the total purchase order amount.

                                 GRAPHIC OMITTED

                           NOTE: All cancellation charges are payable by
                                 Quasys within thirty (30) days from the date of receipt of August Technology's invoice.

         7.5 August Technology agrees to use its best efforts to meet scheduled shipment dates. However, as an equipment manufacturer, August Technology is subject to possible delays in equipment part delivery from its suppliers worldwide. Therefore, August Technology will not be liable for delay in meeting a scheduled shipment date due to circumstance beyond its reasonable control, such as equipment part delivery delays and acts of God (such as floods, fires, earthquakes, and the like). If a scheduled shipment date is delayed for more than thirty (30) days without reasonable cause, Quasys will have the right to cancel the specific order without any cost. If Products are in short supply, August Technology will allocate them equitably, at August Technology's discretion, among Quasys and all other resale channels. August Technology will only ship an entire order unless otherwise agreed to in writing by Quasys.

         7.6 August Technology may refuse to ship, or delay the shipment, of any Products on order, if Quasys becomes delinquent in performance of its obligations or fails -to meet other credit or financial requirements established by August Technology. No such cancellation, refusal, or delay will be deemed a termination of this Agreement by August Technology, unless August Technology advises Quasys.

         7.7 All Products will be considered delivered to Quasys Ex-works (in accordance with Incoterms 1990) upon transfer to a common carrier by August Technology at the point of shipment (Edina, Minnesota, USA).


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8.       RELATIONSHIP

         8.1 Quasys' relationship to August Technology will be that of an independent contractor engaged in purchasing and licensing Products for resale to Quasys customers. Nothing in this Agreement will be understood to give either party any power to direct or control the day-to-day activities of the other. All financial obligations associated with Quasys' business are the sole responsibility of Quasys. Quasys will be solely responsible for and agrees to indemnify and hold August Technology harmless from any claims, damages or lawsuits arising out of acts of Quasys, its employees, and agents. Quasys, its employees and agents, are not agents or legal representatives of August Technology for any purpose, and have no authority to act for, bind, or commit August Technology. Quasys and August Technology agree that this Agreement does not establish a franchise, joint venture, or partnership.

         8.2 Any commitment made by Quasys to its customers with respect to quality, delivery, modifications, interfacing, capability, suitability of software, or suitability in specific applications, will be Quasys' sole responsibility, unless prior written approval is obtained from August Technology. Quasys has no authority to modify the Products warranty.

         8.3 Quasys has the right to determine its own resale prices, and no August Technology representative will require that any particular price be charged by Quasys.

         8.4 Quasys agrees that August Technology may market and sell Products, other than those listed in Exhibit-A, without making them available to Quasys.

9.       PRODUCT ACCEPTANCE

         Quasys agrees to inspect all Products immediately upon receipt at their facility, and may reject any Products that fail to meet the August Technology published specifications. Any Products not rejected within fifteen (15) days after receipt by Quasys will be considered accepted. Quasys agrees to provide a detailed written notification to August Technology of any and all reasons for rejection. Upon receipt of rejection notification, August Technology will promptly determine an appropriate course of action to be taken regarding the rejected Products. All returns of rejected Products to August Technology will require prior written approval by August Technology.

10.      OBLIGATIONS

         During the term of this Agreement August Technology agrees to perform the following:

         10.1 August Technology agrees to offer for sale to Quasys Products required by Quasys to perform its duties as described in this Agreement.

         10.2 August Technology agrees to keep Quasys informed of its progress in the conduct of its marketing, sales, and service activities in the USA, as well as international


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                  markets (including new applications discovered, major
                  customers, competitor activities, and other trends). August Technology agrees to identify Quasys as its active, exclusive distributor in the Territory for Products in appropriate advertising and other promotions.

         10.3 August Technology agrees to provide training for Quasys personnel for Products. Training will be available (at a minimum) as follows:

                  (a) August Technology will provide factory training at a minimum of one (1) time per year. August Technology will pay for all training material, personnel, local transportation, and meals. All other expenses, including air travel and hotel accommodations, will be paid for by Quasys.

                  (b) In addition to factory training, August Technology may provide training at Quasys' facility on a mutually agreed upon basis (for example, during a trade show in Quasys' Territory). This additional training is in no way intended to be a substitute for factory training,

         10.4 August Technology agrees to provide reasonable technical advice to Quasys.

         10.5 August Technology agrees to provide a reasonable amount of technical literature that may be necessary to promote Products (such as brochures, video tapes, technical reports, and other data subject to the confidentiality provisions of this Agreement). All technical material and promotional material will be provided in English.

         10.6 August Technology agrees to actively support the marketing, sales, and service efforts of Products by Quasys, give priority responses to Quasys' requests, and keep Quasys informed of lead times and any related changes to Products.

         During the term of this Agreement Quasys agrees to perform the following:

         10.7 Quasys agrees to use its best efforts in good faith to promote, demonstrate, and sell Products on a face-to-face basis and in an end-user environment within the Territory. Quasys agrees to ensure the highest quality of pre-sale and post-sale support to the customers, and to promote the goodwill, name and interest of August Technology and its Products.

         10.8     Quasys agrees to purchase demonstration Products, within sixty
                  (60) days of this Agreement to be used to actively promote, demonstrate, and sell Products to the customers. A demonstration unit may be purchased for each Product at a special discount of 25% off published list pricing. This demonstration discount is available one-time per year, beginning from the date of first demonstration equipment purchase. Quasys has the right to re-sell the demonstration equipment at any time, provided that it is immediately replaced (physically) with another similar or functionally enhanced unit (replacement of the demonstration equipment will be at the standard Quasys Products discount price if the replacement occurs before the one-time per year special discount period expires).


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                  Demonstration Products must meet applicable safety and related equipment standards as accepted by the European Community.

         10.9 Quasys agrees to maintain adequate facilities and to actively train and maintain an adequate number of employees to properly promote, demonstrate, sell, and service the Products. Quasys will ensure that its employees complete appropriate training courses (at a minimum of one time per year at August Technology's facility). August Technology will pay for all training material, personnel, local transportation, and meals. All other expenses, including air travel and hotel accommodations, will be paid for by Quasys.

         10.10 Quasys agrees to promptly handle customer complaints, inquiries and orders, and will provide Territory based related services such as applications assistance, operation and maintenance training, start-up and proof-of-performance acceptance testing, warranty labor services, post-warranty spares and service support, systems retrofits, up-grade kit installation, and the like. Quasys agrees to stock adequate spare parts for Products to meet the requirements of this Agreement.

         10.11 Quasys agrees to handle all warranty claims of customers and comply with August Technology policy for in-warranty repairs and post-warranty support of Products.

         10.12 Quasys agrees to conduct its marketing, sales, and service activities in compliance with local customs, traditions, laws, regulations, and customer expectations at the high quality level consistent with that established by August Technology in the USA. Quasys agrees to clearly identify August Technology as the original source of the Products and as the beneficial owner of all Products rights in all advertising, literature, marking, or labeling, including the use of August Technology's official trademarks and logo.

         10.13 Quasys agrees to bear all of its operating expenses during the term of this Agreement. Quasys will maintain sufficient net worth and working capital, and devote sufficient financial resources to allow Quasys to perform its obligation as outlined in this Agreement.

         10.14 If, during the term of this Agreement, Quasys receives any inquiry or order regarding Products from any person or business entity outside the Territory, Quasys agrees to immediately refer the inquiry or order to August Technology, and agrees not to receive compensation for this referral.

         10.15 Quasys agrees to, at its expense, arrange for the translation of any documentation for the use and operation of the Products in the Territory (as required or determined to be necessary by Quasys). Quasys will make every reasonable effort to make any translation accurate so that they completely represent August Technology's English version.

11.      WARRANTY


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         11.1     Hardware Products - August Technology warrants that it will repair or replace, at its option, hardware Products which are found to be defective in material or workmanship. August Technology must receive written notification of any defect within thirteen (13) months from date of shipment. All transportation charges associated with hardware Products warranty will be arranged and paid for by August Technology.

         11.2 Software Products - August Technology warrants that it will repair or replace, at its option, software Products which fail in a manner which significantly and adversely affects operating performance as specified in August Technology's published Products description. August Technology must receive written notification of any failure to conform within thirteen
                  (13) months from date of shipment. August Technology does not warrant that the software Products are free from errors. All transportation charges associated with software Products warranty will be arranged and paid for by August Technology.

         11.3 The foregoing warranties will not apply to any deficiency or defect resulting from:

                  (a) Normal wear and tear, or items subject to deterioration, breakage, or burnout through use.
                  (b) Installation or maintenance by customer or any third party (other than Quasys).
                  (c) Modifications or alterations made by customer or any third party without August Technology's written consent.
                  (d)      Misuse or abuse.
                  (e) Failure of customer to maintain the equipment, site, and environmental conditions as required for the normal operation of the Products.
                  (f) Causes beyond August Technology's reasonable control.

         11.4 August Technology makes no other warranty, either expressed or implied, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose, or arising from course of dealing or usage of trade. The foregoing constitutes August Technology's sole obligation and the exclusive remedies of the customer for any breach by August Technology of the warranties contained in this Agreement. August Technology's total liability will be limited to the repair or replacement of Products, and will in no case exceed the value of the purchase order.

         11.5 All returned Products found to be free of defects will be subject to an inspection charge of ten (10) percent of the purchase order amount, plus shipping charges. Repairs and replacements due to reasons not covered by the warranty will be invoiced at August Technology's then current prices and will be payable under the terms of this Agreement.

12.      POST-WARRANTY SPARE PARTS SUPPORT


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         Due to the rapid pace of the technologies included in the Products,
         August Technology agrees to use its best efforts to maintain the ability to provide spare parts and documentation for any Products shipped to the Territory for as long as technologically and economically feasible. If a direct replacement spare part can not be maintained to exact specifications, August Technology will make every effort to supply an equal or superior substitute spare part. For a period of five (5) years following Product purchase, under no circumstances will the customer be forced to abandoned the use of their Product (or accept inferior performance) due to unavailable post-warranty service or spare parts.

13.      WARRANTY PROCEDURES

         Quasys agrees to request approval from August Technology before returning any defective Products. Once approval is granted, August Technology will provide Quasys with a Return Material Authorization
         (RMA) number to be displayed on the shipping container of the defective Products. Once August Technology approves the return of any defective Product, Quasys agrees to ship the Products to August Technology's factory using an August Technology approved shipping method. August Technology will make all necessary repairs or replacements, and will ship the Products back to Quasys or its customer, freight prepaid. To expedite warranty service, Quasys and August Technology agree to make every effort to supply the customer with immediate replacement Product (or parts) while the defective Product (or part) is being tested and repaired at August Technology's factory. After repair or replacement is completed, August Technology will determine if warranty applies and will invoice Quasys for Product (or parts) if warranty does not apply (see Section 11.3 for list of non-warranty conditions).

14.      LIMITATION OF LIABILITY

         14.1 Except as stated in this Agreement, August Technology will not be liable for any loss or damages claimed to have resulted from the use, operation, or performance of the Products.

         14.2 AUGUST TECHNOLOGY will in no way be liable to QUASYS for any special, indirect, incidental, or consequential damages, or for any damages from loss of use or profits.

15.      TRADE

         From time to time, August Technology may designate one or more August Technology trademarks or trade names as available for Quasys' use, and will provide standards for that use in August Technology material. August Technology authorizes Quasys to use these designated trademarks only as follows:

         (a) Quasys agrees to use the designated trademarks and trade names in accordance with August Technology's standards solely in advertising and promoting Products, in good taste, and in a manner that preserves their value and August Technology's rights in them.


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         (b)      Quasys agrees not to use any August Technology trademark or trade name on its letterhead or in a way that implies Quasys is an agency or branch of August Technology. Quasys will immediately change or discontinue any trademark or trade name use when requested in writing by August Technology.

16.      PROPRIETARY RIGHTS INDEMNITY

         16.1 August Technology will, except as otherwise provided below, defend or settle any claim made, or suit, or proceeding brought against Quasys so far as it is based on a claim that the use or sale of Products sold under this Agreement infringes a U.S. patent or trademark. August Technology must be immediately notified in writing and given information, assistance, and sole authority to defend or settle claims, at August Technology's expense. Also, August Technology will pay all damages and costs finally awarded against Quasys. If any such Product is determined to infringe, and its use is enjoined, or in case of a settlement, August Technology will have the option, at August Technology's expense, to replace Products with a non-infringing Products, or modify Products so it becomes non-infringing, or repurchase Products from Quasys at the original purchase price. August Technology will have no liability to Quasys for any infringement, or claim thereof, based upon use of any Products in combination with any equipment device, software, or data not supplied by August Technology.

         16.2 This Section states August Technology's entire liability for proprietary rights infringement by Products furnished under this Agreement.

17.      TERMINATION

         17.1 Either Quasys or August Technology may terminate this Agreement, to be effective upon receipt of written notice, based on the occurrence of any of the following events:

                  (a) If the other party commits a breach of any obligation in this Agreement.
                  (b) The commencement by either party of a voluntary action under the federal bankruptcy laws, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar laws.
                  (c) The consent of either party to the appointment of a receiver, assignee, or trustee (or other similar official).
                  (d) The admission by either party of its inability to pay its debts as they become due.
                  (e) If Quasys is acquired, or its ownership changes substantially.
                  (f) The nationalization of either party's assets or business.
                  (g) The passage of any legislation by a country, or subdivision of a country, granting Quasys' extra contractual compensation upon termination or non-renewal of this Agreement.
                  (h) By mutual consent at any time and with a written notice of termination signed by both parties.


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         17.2     August Technology or Quasys may terminate this Agreement, to be effective upon receipt of written notice, in the event that either party fails to meet its obligations as described in this Agreement.

         17.3 Each party acknowledges that the other has made no commitments regarding the term or renewal of this Agreement. Neither August Technology or Quasys will be liable to the other for damages of any kind, including incidental or consequential damages, or for any losses or claims whatsoever on account of or arising out of the termination of this Agreement. Quasys waives any and all benefit of any law or regulation providing compensation arising from the termination or non-renewal of this Agreement.

         17.4 Upon termination of this Agreement for any reason, Quasys agrees to immediately cease to be an authorized August Technology distributor and will immediately stop representing itself as an August Technology distributor, and from using any August Technology trademark or trade name. Quasys also agrees to return any and all sales and marketing material (and equipment) at the written request of August Technology, shipment pre-paid.

         17.5 Upon termination of this Agreement for any reason, Quasys agrees to continue to provide service support to existing customers in the Territory in return for the compensation already received by Quasys for this service (compensation in the form of discounted Products pricing). Quasys agrees to continue to provide existing customers with professional service support for ninety (90) days following the effective termination date.

18.      POST TERMINATION COOPERATION

         Both Quasys and August Technology agree to fully cooperate to carry out an orderly transition in the marketing, sales, and service of Products in the Territory. Upon receiving a written notice of termination by either party, until the effective date of the termination, both parties agree to fully cooperate in supporting existing customers in the Territory (see Section 17.5 for further agreement on service support following termination).

19.      CONFIDENTIALITY & PROPRIETARY RIGHTS

         19.1 Quasys recognizes that certain information to be provided by August Technology during the term of this Agreement, including, designs, specifications, drawings, engineering details, software, and information concerning August Technology's customers, business, procedures, methods, and Products, are proprietary to August Technology. Quasys agrees not to attempt to reverse compile or engineer the Products or software associated with them.

         19.2 Quasys agrees to keep confidential, and to utilize its best efforts to prevent and protect from unauthorized use or disclosure, any information provided to Quasys by August Technology during the term of this Agreement (which is designated by August Technology as confidential or proprietary).

         19.3 Quasys agrees that unauthorized disclosure or use of any proprietary information is a material breach of this Agreement.

         19.4 Quasys agrees not to make, or have made, additional copies of documents containing confidential or proprietary information unless they are necessary for Quasys to perform its obligations of this Agreement. Quasys agrees to include on any copies of confidential or proprietary information a "Confidential Notice" the same manner as the original August Technology document.

         19.5 Upon termination of this Agreement, Quasys will return to August Technology, or will destroy and certify in writing to August Technology that it has destroyed, all copies of documentation and other forms of confidential or proprietary information.

         19.6 Quasys' obligations under this Section will continue following termination of this Agreement.

20.      DISTRIBUTOR'S REPRESENTATIONS

         Quasys represents and warrants that in performing under this Agreement it will in no way compromise any rights or trust relationships between any other party and itself, or create a conflict of interest for Quasys or August Technology. Quasys agrees to conduct business in a manner that will enhance the image an reputation of August Technology and the Products. Quasys hereby represents and warrants that it will comply with all applicable laws and regulations, and avoid deceptive, misleading, unethical, and illegal practices.

         Quasys acknowledges that it may be necessary for August Technology to disclose the fact of Quasys' appointment, the duties performed by Quasys, and the compensation paid should there be a proper inquiry from an authorized U.S. government agency.

21.      FORCE MAJEURE

         Neither party will be liable, or deemed to be in breach of this Agreement, by reason of any act, delay or omission caused by strikes, lockouts, or other labor disputes, regulations, ordinances, or order of a court of competent jurisdiction, act of government, act of God, war, riot, epidemic, flood, earthquake or like natural disaster, embargo or quarantine, or any other cause beyond the reasonable control of the party claiming force majeure. The party whose performance will have been prevented or delayed must provide immediate written notice to the other party explaining the nature of the act, delay or omission, and the date such condition commenced. The party also agrees to provide further written notice when the condition has ended

22.      MODIFICATIONS & IMPROVEMENTS OF PRODUCTS

         If any modifications or improvements to the Products are developed by Quasys or August Technology, such modifications or improvements will be the exclusive property of

         August Technology, which will have the full right to patent or copyright such modifications or improvements at its sole cost and expense.

23.      GOVERNMENT EXPORT RESTRICTIONS

         Quasys agrees that the Products purchased will not be exported directly or indirectly, separately or as part of a system, without complete and full compliance with the export and re-export restrictions imposed by U.S. export laws and regulations. Quasys also agrees to take reasonable action to assure that no customer contravenes the U.S. laws and regulations.

24.      NOTICES

         Unless otherwise agreed to by both parties, all notices required under this Agreement will be made by fax, and all notices will be addressed to the attention of the party executing the Agreement, or his or her successor.

25.      GENERAL PROVISIONS

         25.1 Neither party may assign or transfer this Agreement. Any attempted assignment or transfer will be void. Both parties agree to advise each other of any change in ownership, control, or operating arrangements.

         25.2 Either party's failure to enforce any provisions of this Agreement will not be deemed a waiver of that provision or of the right to enforce it in the future.

         25.3 This Agreement, including the attached Exhibits, contains the entire and only understanding between the parties, and supersedes all prior agreements either written or oral relating to the subject matter of this Agreement. No modifications of this Agreement will be binding on either party, unless made in writing and signed by persons authorized to, sign agreements on behalf of Quasys and August Technology.

         25.4 If any provision of this Agreement will be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, that provision will be understood and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable. Any determination will have no effect upon the enforceability of any other provision of this Agreement.

         25.5 If during the term of this Agreement, or at any time after its termination, either August Technology or Quasys commences a suit, action, or other legal proceedings against the other arising out of or in connection with this Agreement, such action will be brought in the state or federal courts located in the State of Minnesota, USA.

         25.6 This Agreement will be governed by the laws of the State of Minnesota, USA and specifically excludes the United States Convention on Contracts of International Sales of Goods. Any disputes or claims arising out of this Agreement or its interpretation, creation, termination, or performance will be settled by binding arbitration in Minnesota, -under the Rules of Arbitration of the International Chamber of Commerce.

         25.7 This Agreement will be effective only upon its execution by August Technology at its Corporate Headquarters. This Agreement will be binding upon, and will insure the benefit of the parties, and their respective heirs, executors, representatives, and successors in interest.

         25.8 The prevailing party in any arbitration, or other legal action brought by one party against the other arising out of this Agreement, will be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and attorneys' fees.

26.      AUTHORITY

         If Quasys is a partner or corporation, the person executing this Agreement represents that he or she is either a general partner or a duly authorized corporate officer, and that he or she has full authority to enter into this Agreement on behalf of Quasys.

DISTRIBUTOR:                                 ACCEPTED BY:

Quasys AG                                    August Technology Corporation




-----------------------------------          ----------------------------------
Authorized Signature                         Authorized Signature



Title:                                       Title:
      -----------------------------                ----------------------------

EXHIBIT-A:  PRODUCTS

Quasys is granted the right to distribute the following August Technology Products under the terms of this

Agreement.

(1)      LV SERIES - SEMI-AUTOMATIC LEAD & PACKAGE INSPECTION SYSTEMS



NOTES:

(a) It is August Technology's intent to also provide Quasys the right to distribute the NSX-80 - AUTOMATED DIE DEFECT INSPECTION SYSTEM (POST-PROBE). Note that the NSX-80 will be in development at the time this Agreement is signed. Consequently, August Technology feels that it would not be appropriate at this time to include this proposed future product within the Agreement.

(b) Additional Products may be added from time to time by mutual consent and official amendment to this Exhibit-A.

EXHIBIT-B:  PRICING, DISCOUNT, AND TERMS

Quasys agrees to pay August Technology for Products purchased based on a set discount from official published Price Lists, or a set discount from special pricing quoted by August Technology for mutually agreed to custom projects. The current applicable Price List for Products and spare parts are attached to this Exhibit.

All pricing is Ex-works (INCOTERMS 1990) at August Technology's factory, including air freight.

Quasys agrees to pay all freight, insurance, requested interim storage fees, bank transfer fees, and all international taxes and customs duties assessed on each order.

Quasys' set discount from official published Price Lists will be:  17.5%

Quasys agrees to make all payments in US$ for Products based on the following terms:

         (1)      For Product with Distributor purchase price of.- Less than
                  $75,000

                  [a]      100% net 30 days from shipment.

         (2)      For Product with Distributor purchase price of.- Greater than
                  $75,000

                  [a]      1/3 on order, net 30 days.

                  [b]      1/3 on shipment, net 30 days.

                  [c] 1/3 on "commission of equipment" or within 20 days of receipt of equipment (whichever occurs first), net 30 days.

Quasys agrees to make all payments to August Technology by the following method:

         Direct wire transfer to August Technology's bank. Detailed bank account information is: Norwest Bank, Minnesota, N.A., Transit Routing #091000019, Account #3972985397.

PLEASE NOTE-

Engineering services, field service labor charges, and personnel travel expenses, are not subject to discounting or commission.

                       **LV9200 PRICE LIST OR QUOTE Here*

                        **LV 9200 SPARE PARTS List Here**

EXHIBIT-C:  SPECIAL ACCOUNTS

The following customers who have offices, facilities, factories, fabs, or any other business facilities within the Territory will be considered Special Accounts, which will remain exclusive to August Technology regarding all business activities (including, but not limited to, sales, marketing, and service support): None

EXHIBIT-D:  TERRITORY

August Technology hereby appoints Quasys as an authorized, independent, exclusive Distributor for the Products, for the purpose of reselling and servicing the Products directly to its customers in the following countries:

         -        Switzerland

         -        Germany

         -        Austria

         -        Italy

         -        Portugal

         -        France (see Note I below)

NOTE: (1) France will be considered a non-exclusive territory (all other countries show are exclusive to Quasys) for the term of this Agreement.